UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2006

PETROL OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-3009	90-0066187
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Corporate Woods, Building 51
9393 West 110th Street, Suite 500
Overland Park, Kansas	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 323-4925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(d) Election of New Directors

On December 8, 2006, the Registrant’s Board of Directors nominated and elected Robert H. Kite and Duane D. Fadness to serve on the Board of Directors for the Registrant. Mr. Kite’s and Mr. Fadness’ term will continue until the next annual stockholder’s meeting or until their successors are duly appointed.

Robert H. Kite. Since 1991, Mr. Kite has served on the Board of Directors, and Audit Committee Member, of National Energy Group, Inc., a management company engaged in the business of management, development, production and operations of oil and natural gas properties, primarily located in Texas, Oklahoma, Arkansas, and Louisiana (both onshore and in the Gulf of Mexico). Since 1981, Mr. Kite has served as the President and Chief Operating Officer of KFC Inc., the managing general partner of KFT LLP, a family-owned company with operations that include real estate development, investments and medical MRI clinics. Since 1982, Mr. Kite has also served as President and CEO of Roamin’ Korp. Inc., a private holding company involved in real estate, equities, and other investments. Since 2002, Mr. Kite has served on the Board of Directors of E-2020, a private educational resource company, and has also served on the Board of Directors, Governance Committee and is a Member of the Audit Committee of ANTs software, inc. In addition, since 2005, Mr. Kite has served on the Board of Directors of Jardinier Corporation.

Between 1995 and 2005, Mr. Kite served on the Board of the FBI Citizens Academy Charter Board of Phoenix, Arizona and served as the Board’s President in 1998. From 1998 to present, Mr. Kite has served on the Board of Directors of Child Help USA, a non-profit organization.

Mr. Kite earned a B.S. Degree in Psychology and Political Science with a minor in Business from Southern Methodist University.

Duane D. Fadness has more than 25 years of experience in the oil and gas industry in the United States, Canada and Europe. His board-level experience includes virtually all aspects of the financing and management of oil and gas properties. He has successfully managed the coordination of oil and gas exploration and development projects and has structured lease/property acquisitions and drilling ventures. In the early 1980s, Mr. Fadness served as a Special Projects Landman for the Hunt family of Dallas, Texas.

From 1998 to present, Mr. Fadness has been employed by Western Gas Resources, Inc./Lance Oil & Gas Co., Inc. in Denver, Colorado. Mr. Fadness has served as their Consulting Petroleum Landman (1998-2001), as their Senior Business Development Representative (2001-2002) and as their Land Manager (2002 to present).

Mr. Fadness, a Certified Professional Landman, earned his Master of Business Administration Degree from the University of Denver.

Section 8 – Other Events

Item 8.01 Other Events.

Press Release

On December 13, 2006, the Registrant issued a press release announcing the addition of Messrs. Kite and Fadness to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

99	Press Release, dated December 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PETROL OIL AND GAS, INC.

By:/s/ Paul Branagan
Paul Branagan, President

Date: December 19, 2006